EXHIBIT 4.5

NUMBER

1,125,000

UNITS

THESE UNITS AND THE SHARES OF COMMON STOCK AND WARRANTS INCLUDED IN THESE UNITS AND THE SHARES OF CAPITAL STOCK ISSUED UPON ANY EXERCISE OF THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION WITH RESPECT TO THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

THESE UNITS ARE SUBJECT TO THE TERMS AND RESTRICTIONS OF THE INSIDER UNIT AND INSIDER WARRANT PURCHASE AGREEMENT BY AND BETWEEN THE COMPANY AND EXCEL MARITIME CARRIERS LTD. , A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.

SEE REVERSE FOR CERTAIN DEFINITIONS	OCEANAUT, INC.

UNITS

CONSISTING OF ONE SHARE OF COMMON STOCK AND

ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT EXCEL MARITIME CARRIERS LTD. is the owner of One Million One Hundred Twenty Five Thousand (1,125,000) Units. Each Unit (“Unit”) consists of one (1) share of common stock, par value $.0001 per share (“Common Stock”), of Oceanaut, Inc., a Marshall Islands corporation (the “Company”), and one warrant (the “Warrant”). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $6.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i)                     , 2008 or (ii) the earlier of the Company’s completion of a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination or the distribution of funds held by that certain trust account for the benefit of the Company’s public shareholders, and will expire unless exercised before 5:00 p.m., New York City Time, on                     , 2012, or earlier upon redemption (the “Expiration Date”). The Common Stock and Warrants comprising the Units represented by this certificate are not separately transferable prior to                     , 2007, subject to earlier separation in the discretion of Citigroup Global Markets Inc. The terms of the Warrants are governed by (1) a Warrant Agreement, dated as of                     , 2007, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, and (2) an Insider Unit and Insider Warrant Purchase Agreement, dated as of                     , 2007, between the Company and Excel Maritime Carriers Ltd., all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

These Units and the securities included in, and underlying, the securities included in the Units are and will be entitled to registration rights under a registration rights agreement dated                     , 2007 between the Company and Excel Maritime Carriers Ltd.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By		Oceanaut, Inc.

CORPORATE
THE REPUBLIC OF THE MARSHALL ISLANDS
	Chairman of the Board	SEAL	Secretary
2006

Oceanaut, Inc.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT -		Custodian
TEN ENT –	as tenants by the entireties		(Cust)		(Minor)
JT TEN –	as joint tenants with right of survivorship	under Uniform Gifts to Minors Act
and not as tenants in common
(State)

Additional Abbreviations may also be used though not in the above list.

For value received,                                          hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                                                         Units represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                                                             Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).